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                                                                       EXHIBIT i

                               CONSENT OF COUNSEL

                           SHORT-TERM INVESTMENTS CO.
                           --------------------------


          We hereby consent to the use of our name and to the reference to our firm under the caption "General Information About the Fund - Legal Matters" in the Statements of Additional Information for the Liquid Assets Portfolio and the Prime Portfolio, both of which are included in Post-Effective Amendment No. 10 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-66240) and Amendment No. 11 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-7892) on Form N-1A of Short-Term Investments Co.



                              /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                              -------------------------------------------------
                              Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
November 8, 1999